DEED OF AMENDMENT AND NOVATION RELATING TO THE JOINT VENTURE AGREEMENT
dated
16 APRIL 2024
by
OLAYAN FINANCING COMPANY
and
LANZATECH, INC
and
SAUDI ARABIAN CONSTRUCTION & REPAIR COMPANY LTD.

Baker & McKenzie LLP 280 Bishopsgate London EC2M 4RB United Kingdom www.bakermckenzie.com

Table of contents
2.    Amendment    2
3.    Novation    2
4.    Notices    3
5.    Entire agreement    4
6.    Third Party Rights    4
7.    Variation, waiver and consent    4
8.    Severability    5
9.    Counterparts    5
10.    Governing law and Dispute Resolution    5
Annexure 1    6

Deed of Amendment and Novation relating to the Joint Venture Agreement
This Deed is dated 16 April 2024
Between
Olayan Financing Company, a company incorporated under the laws of the Kingdom of Saudi Arabia with registered number 1010015281, having its principal place of business at Olayan Building, Al Ahsa Street, Al Malaz District, P.O. Box 8772, Riyadh 1 1492, Kingdom of Saudi Arabia ("OFC");
Lanzatech, Inc, a company incorporated under the laws of the State of Delaware with company number 4473721, having its principal place of business at 8045 Lamon Ave, Suite 400, Skokie, IL 60077, United States of America ("LanzaTech"); and
Saudi Arabian Construction & Repair Company Ltd., a company incorporated under the laws of the Kingdom of Saudi Arabia with registered number 4030041577 ("CONREP"), having its principal place of business at 10 Albakri Street, Office 105, Alsafa District, P.O. Box 003199, 21471 Jeddah, Kingdom of Saudi Arabia.
Recitals
A.LanzaTech and OFC entered into the Joint Venture Agreement (as defined below) to govern the formation, management and operation of a limited liability company to be incorporated in the Kingdom of Saudi Arabia (the "Company") under which each of OFC and LanzaTech acquired certain rights against, and assumed certain obligations to, the other.
B.The parties to this deed have agreed that the Joint Venture Agreement shall be (i) novated from OFC to CONREP in favour of LanzaTech, and (ii) amended to extend the Longstop Date (as defined therein), with effect from the Effective Date, subject to and on the terms of this deed.
1.Interpretation
1.1Definitions
In this deed, the following words and expressions shall have the following meanings:
"Business Day" means a day (excluding Friday, Saturday, Sunday and applicable public holidays) on which banks generally are open in Riyadh, the Kingdom and in Chicago, Illinois, the United States of America for the transaction of normal banking business.
"Company" has the meaning given to it in Recital A.
"Dispute" has the meaning given to it in clause 10.3.
"Effective Date" means the date of this deed.
"ICC" has the meaning given to it in clause 10.3.
"Joint Venture Agreement" means the joint venture agreement entered into between OFC and LanzaTech in relation to the Company, as attached at Annexure 1.

"Rules" has the meaning given to it in clause 10.3.
1.2Recitals, schedules, etc
References to this deed include the recitals which form part of this deed for all purposes. References in this deed to the parties, the recitals and clauses are references respectively to the parties and their legal personal representatives, successors and permitted assigns, the recitals to and clauses of this deed.
1.3Meaning of references.
Save where specifically required or indicated otherwise:
(a)words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa, words importing the singular shall be treated as importing the plural and vice versa, and words importing the whole shall be treated as including a reference to any part thereof; and
(b)references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established.
1.4Headings
Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.
2.Amendment
With effect from the Effective Date, the parties to this deed agree that the definition of "Longstop Date" in clause 1.1 (Defined terms) of the Joint Venture Agreement shall be deleted in its entirety and replaced with the following:
""Longstop Date" means 30 June 2024;"
3.Novation
1.1Assumption of obligations by CONREP
In consideration of LanzaTech agreeing to enter into, and to perform its obligations under, this deed, CONREP undertakes to LanzaTech that it will, from and including the Effective Date:
(a)discharge the obligations of OFC under the Joint Venture Agreement and otherwise observe and perform all of the provisions of the Joint Venture Agreement binding on OFC; and
(b)be liable to LanzaTech for any breach, non-observance or non-performance by OFC of its obligations under the Joint Venture Agreement whether occurring on or prior to the Effective Date,

in each case as if it had been a party to the Joint Venture Agreement in place of OFC from the date on which the Joint Venture Agreement was made.
3.1Release of obligations
With effect from and including the Effective Date, LanzaTech releases and discharges OFC from the further performance of its obligations under the Joint Venture Agreement and from all liabilities, claims and demands of any kind arising whether past, present or future under or in connection with the Joint Venture Agreement. As from and including the Effective Date, LanzaTech accepts, in place of that performance and those liabilities, claims and demands, the undertaking of CONREP set out in clause 3.1.
3.2Rights granted to CONREP
LanzaTech undertakes to CONREP that it will, from and including the Effective Date:
(a)discharge its obligations under the Joint Venture Agreement and otherwise observe and perform all the provisions of the Joint Venture Agreement; and
(a)be liable to CONREP for any breach, non-observance or non-performance by LanzaTech of its obligations under the Joint Venture Agreement whether occurring prior to, on or after the Effective Date, in each case as if CONREP had been a party to the Joint Venture Agreement in place of OFC, and the obligations of LanzaTech had been owed to CONREP in place of OFC, from the date on which it was made.
3.3Cessation of rights of OFC
With effect from and including the Effective Date, OFC shall cease to have any rights under the Joint Venture Agreement whether in respect of any breach, non-observance or non-performance by LanzaTech of its obligations under the Joint Venture Agreement whether past, present or future or otherwise.
4.Notices
4.1Form of notices
Save as otherwise provided in this deed, any notice, demand or other communication to be given by any party under, or in connection with, this deed shall be in writing in English and may be delivered by hand or courier or email to a party as follows:

Party	Addresses
OFC
Address: Olayan Building, Al Ahsa Street, Al Malaz District, P.O.Box 8772, Riyadh 11492, Kingdom of Saudi Arabia

Email: j.bahnan@ofc.com

For the attention of: Legal Department

with a copy to: Yasser El Farissi (y.elfarissi@ofc.com)

LanzaTech
Address: 8045 Lamon Avenue, Suite 400, Skokie, IL 60077

Email: legalteam@lanzatech.com

For the attention of: Legal Department

with a copy to: Geoff Trukenbrod (geoff@lanzatech.com) and Omar El-Sharkawy (omar.el-sharkawy@lanzatech.com)

CONREP
Address: 10 Albakri Street, Office 105, Alsafa District, P.O. Box 003199, 21471 Jeddah, Kingdom of Saudi Arabia

Email: j.bahnan@ofc.com

For the attention of: Legal Department

with a copy to: Yasser El Farissi (y.elfarissi@ofc.com)

or at any such other address or email address notified for this purpose by one party to the other parties in accordance with the provisions of this clause 4).
4.2Time of delivery
Any notice, demand or other communication is deemed to have been given:
(a)if delivered by hand or courier, on the date of delivery; or
(b)if sent by email, at the time of transmission by the sender (as recorded on the device from which the sender sent the email), provided in each case where delivery occurs on a day that is not a Business Day or after 5.30pm on a Business Day, service shall be deemed to occur at 9.30am on the next following Business Day and where service occurs before 9.30am on a Business Day, service shall be deemed to occur at 9.30am on that same Business Day.
4.3Proof of service
In proving service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and delivered to the address shown thereon or that the email was properly addressed and transmitted by the sender's server into the network and there was no apparent error in the operation of the sender's email system, as the case may be.
5.Entire agreement
This deed constitutes the entire agreement between the parties relating to its subject matter and supersedes and replaces all previous arrangements between them. Each party agrees that in entering into this deed it does not rely on any oral or written representation or warranty that is not set out in this agreement. Each party agrees that its only liability in respect of those representations and warranties that are set out in this deed will be for breach of contract and waives all rights and remedies that may otherwise be available to it except that nothing in this clause limits or excludes any liability for fraud.
6.Third Party Rights
The parties do not intend that any term of this deed shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this deed.
7.Variation, waiver and consent
7.1No variation or waiver of any provision of this deed shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).
7.2Unless expressly agreed, no variation or waiver of any provision or condition of this deed shall constitute a general variation or waiver of any provision or condition of this deed, nor shall it affect any rights, obligations or liabilities under or pursuant to this deed which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this deed shall remain in full force and effect, except and only to the extent that they are so varied or waived.
7.3Any consent granted under this deed shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.
8.Severability
If any provision of this deed is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this deed but without invalidating any of the remaining provisions of this deed. Any provision of this deed held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.
9.Counterparts
This deed may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this deed but all of which together constitute one and the same instrument. This deed shall not be effective until each party has executed at least one counterpart.
10.Governing law and Dispute Resolution
10.1Governing law
The construction, validity and performance of this deed and all non-contractual obligations arising from or connected with this deed shall be governed by the laws of England and Wales
10.2Dispute resolution

(a)In the event of a dispute between the parties arising under or in connection with this deed, including any questions regarding its existence, validity, breach or termination,), a party shall first issue a notice in writing requesting a meeting with the other party or parties who are parties to such dispute, which may take place in person, or remotely, within fourteen (14) Business Days of receipt of such notice by all relevant parties. Each such party shall nominate a senior executive who shall meet to try to resolve the dispute.
(b)If the relevant dispute is not resolved within thirty (30) Business Days of the date of the meeting convened between the nominated senior executives pursuant to clause 10.2(a), any party to such dispute may refer such dispute to arbitration pursuant to clause 10.3.
10.3Arbitration
(a)Any dispute, controversy or claim arising under, out of or in connection with this deed, including any question regarding its formation, existence, validity, breach or termination, interpretation and including any dispute relating to any noncontractual obligations arising out of or in connection with the Agreement (a "Dispute"), shall be submitted to negotiation between representatives of the Parties involved in the Dispute.
(b)If any Dispute has not been resolved by such negotiation within sixty (60) Business Days from the date on which one (1) or more parties to the Dispute receive written notification from another party that a Dispute exists, then such Dispute shall be referred to and finally resolved by final and binding arbitration under the Rules of Arbitration of the International Chamber of Commerce ("ICC") as are in force as of the date of the notification of a Dispute (the "Rules") which Rules are deemed to be incorporated by reference into this clause 10.3.
(c)There shall be three (3) arbitrators. Each party to the Dispute shall nominate one arbitrator (as defined in the Rules) and a third arbitrator shall be nominated by the ICC.
(d)The seat or legal place of the arbitration proceedings shall be London, the United Kingdom, and the language of the arbitration shall be English. All documents submitted in connection with the proceedings shall be in the English language, or, if in another language, accompanied by an English translation.
(e)For the avoidance of doubt, the parties agree that no party shall have the right to apply or appeal to a court of another jurisdiction.
(f)The parties expressly agree that, if there is more than one (1) claimant party and/or more than one (1) respondent party to the arbitration, clause 10.3(c) will apply, provided that the claimant parties shall jointly nominate one (1) arbitrator and the respondent parties shall jointly nominate one (1) arbitrator.
(g)The parties agree to the consolidation of any two or more arbitrations commenced between them pursuant to this clause 10.3 into a single arbitration.

(h)The parties agree that the documents which start any proceedings relating to a Dispute and any other document required to be served in relation to those proceedings may be served in accordance with clause 4.
(i)The provisions of this clause 10.3 are without prejudice to the parties’ rights to apply to any competent judicial authority for interim or conservatory measures in aid or support of arbitration.

The parties have shown their agreement to the terms of this deed by executing it as a deed below.

Annexure 1
Joint Venture Agreement

Execution

EXECUTED as a deed by            /s/ Saleh A. Alonzi
Olayan Financing Company            Authorised Representative
acting by its authorised representative
in the presence of:
/s/ Muhammad Hassan
Print name of witness: Muhammad Hassan – Legal Director
Address: Al Ahsa Street, Al Olayan Commercial Center, Riyadh, P.O. Box 8772

EXECUTED as a deed by            /s/ Jennifer Holmgren
Lanzatech, Inc            Authorised Representative
acting by its authorised representative
in the presence of:
/s/ Joseph C. Blasko
Print name of witness: Joseph C Blasko
Address: 8045 Lamon Ave, Suite 400, Skokie Illinois 60077

EXECUTED as a deed by            /s/ Authorised Representative
Saudi Arabian Construction &            Authorised Representative
Repair Company Ltd.
acting by its authorised representative
in the presence of:
/s/ Muhammad Hassan
Print name of witness: Muhammad Hassan – Legal Director
Address: Al Ahsa Street, Al Olayan Commercial Center, Riyadh, P.O. Box 8772